MOJO Organics Inc, Has secured over the past several months distribution on Corporate Campuses with some of the marquee names in the New York area. MOJO has also expanded its distribution with some of the largest most respected distributors in the United States. This is providing MOJO with opportunities to reach consumers, and in the convenience store channel and corporate office channel.

JERSEY CITY, N.J., September 20, 2019 -- MOJO Organics, Inc. (OTC: MOJO) MOJO Organics Inc has secured orders for the corporate campus channel and convenience store distribution channel over the past few months

Highlights include:

•	Corporate Campuses include Goldman Sachs, Group M, Amazon, JP Morgan Chase & Co, Credit Suisse, and Twitter along with many less recognizable names.
•	Major Distributors include C&S Wholesale Grocers ethnic and conventional nationally, Canteen, Aramark, and Core-Mark along with regional distributors in the north east and south.
•	Having our products available for the workforces of some of the most admired and trend setting companies in the United States speaks volumes on how our products are received.
•	Having our products in slim cans is the most environmentally forward container in the beverage industry. We were quick to dismiss the options to produce our products in plastic bottles and the common cardboard box looking containers both of which are not as environmentally friendly as an aluminum container.

For additional information contact Glenn Simpson CEO MOJO Organics, Inc. at 201 633 6519 Stock Symbol: MOJO

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.